Exhibit 99.01

Press Release www.shire.com

First quarter 2013 results date notification – May 2, 2013

Dublin, Ireland – April 18, 2013 – Shire plc (LSE: SHP, NASDAQ: SHPG), will announce first quarter 2013 earnings on Thursday May 2, 2013.

Results press release will be issued at:	12:00 BST / 07:00 EDT

Investor conference call time:	13:00 BST / 08:00 EDT

Live conference call for investors:
Flemming Ornskov, Chief Executive Officer and Graham Hetherington, Chief Financial Officer will host the investor and analyst conference call at 13:00 BST/8:00 EDT.

The details of the conference call are as follows:

UK dial in:	08082370030 or 02031394830
US dial in:	1866 928 7517 or 1 718 873 9077
International Access Numbers:	Click here
Password/Conf ID:	29454716#
Live Webcast:	Click here

Replay:
A replay of the presentation will be available for two weeks by phone and by webcast for three months.  Details can be found on our Investor Relations website http://www.shire.com/shireplc/en/investors.

For further information please contact:

Investor Relations	Souheil Salah (ssalah@shire.com)	+44 1256 894 160
	Erin K. Kelly (erikelly@shire.com)	+1 781 482 9541

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Through our deep understanding of patients’ needs, we develop and provide healthcare in the areas of:

•	Behavioral Health and Gastro Intestinal conditions
•	Rare Diseases
•	Regenerative Medicine

as well as other symptomatic conditions treated by specialist physicians.

We aspire to imagine and lead the future of healthcare, creating value for patients, physicians, policymakers, payors and our shareholders.

www.shire.com

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX